Exhibit 99.1

Commerce Announces Second Quarter 2026 Financial Results

Total ARR of $360.5 Million, an Increase of 2% Versus Prior Year. GAAP Net Income of $1.1 Million Versus Net Loss in Prior Year Period. Operating Cash Flow of $5.1 Million.

AUSTIN, Texas – August 6, 2026 – Commerce.com, Inc. (Nasdaq: CMRC), a data-centric provider of an open, AI-driven commerce ecosystem that enables businesses to unlock data, power intelligent discovery and deliver personalized experiences at scale, today announced financial results for its second quarter ended June 30, 2026.

“Our second quarter results reflect another period of disciplined execution, with revenue of $84.5 million, 14% GMV growth, positive GAAP net income for the second consecutive quarter, and a third consecutive quarter of sequential improvement in net revenue retention,” said Travis Hess, CEO of Commerce. “Just as importantly, we're making deliberate decisions to strengthen the quality and durability of our business by investing in product intelligence, AI-driven commerce, and the open architecture merchants need as commerce becomes increasingly distributed. We believe those disciplined trade-offs position Commerce to deliver stronger merchant outcomes and create long-term value for both our customers and shareholders."

Second Quarter Financial Highlights:

•
Total revenue was $84.5 million, up 0.1% compared to the three months ended June 30, 2025.
•
Total annual revenue run-rate (“ARR”) as of June 30, 2026 was $360.5 million, up 2% compared to June 30, 2025.
•
Subscription solutions revenue was $63.1 million, down 1% compared to the three months ended June 30, 2025.
•
Gross Merchandise Volume (GMV) was $8.8 billion, up 14% compared to the three months ended June 30, 2025.
•
Net Revenue Retention (NRR) was 95.8%, compared to 95.4% in the three months ended March 31, 2026 and 94.5% in the three months ended June 30, 2025.
•
GAAP gross margin was 75%, compared to 79% in the three months ended June 30, 2025.
•
Non-GAAP gross margin was 76%, compared to 80% in the three months ended June 30, 2025.

Other Key Business Metrics

•
Revenue in the United States declined by 1% compared to the three months ended June 30, 2025.
•
Revenue in EMEA grew by 12% and revenue in APAC declined by 4% compared to the three months ended June 30, 2025.

Income (Loss) from Operations and Non-GAAP Operating Income

•
GAAP income from operations was $2.7 million, compared to a loss of ($6.8) million in the three months ended June 30, 2025.
•
Non-GAAP operating income was $8.1 million, compared to $4.8 million in the three months ended June 30, 2025.
•
Non-GAAP operating margin was 9.6%, compared to 5.7% in the three months ended June 30, 2025.

Exhibit 99.1

GAAP Net Income (Loss), Non-GAAP Net Income and Earnings Per Share

•
GAAP net income was $1.1 million, compared to a net loss of ($8.4) million in the three months ended June 30, 2025.
•
Non-GAAP net income was $6.5 million or 8% of revenue, compared to $3.2 million or 4% of revenue in the three months ended June 30, 2025.
•
GAAP basic net income per share was $0.01 based on 82.6 million weighted average shares outstanding, compared to ($0.10) based on 80.1 million weighted average shares outstanding in the three months ended June 30, 2025.
•
GAAP diluted net income per share was $0.01 based on 82.8 million weighted average shares outstanding compared to ($0.10) based on 80.1 million weighted average shares outstanding for the three months ended June 30, 2025.
•
Non-GAAP basic net income per share was $0.08 based on 82.6 million shares of weighted average shares outstanding, compared to $0.04 based on 80.1 million shares of weighted average shares outstanding in the three months ended June 30, 2025.
•
Non-GAAP diluted net income per share was $0.08 based on 82.8 million shares of dilutive shares, compared to $0.04 based on 81.0 million dilutive shares in the three months ended June 30, 2025.

Adjusted EBITDA

•
Adjusted EBITDA was $9.7 million, compared to $5.7 million in the three months ended June 30, 2025.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $157.5 million as of June 30, 2026.
•
For the three months ended June 30, 2026, net cash provided by operating activities was $5.1 million, compared to $13.6 million provided by operating activities for the same period in 2025.
•
Free cash flow of $0.1 million in the three months ended June 30, 2026, compared to $11.9 million in the three months ended June 30, 2025.

Business Highlights:

Corporate Highlights

•
In April, Commerce announced that merchants, including Dell, are now syndicating catalog data to key agentic discovery channels including OpenAI and Google Gemini, using Feedonomics Agentic Catalog Exports (ACE), a new enterprise service designed to help merchants make their product catalogs discoverable across emerging AI-powered and agent-driven shopping environments.
•
In May, the Company announced a broad set of product innovations during its Commerce Live 2026 customer and partner event. The product enhancements span core platform advancements, new growth capabilities and emerging agentic commerce experiences, including:
o
Multi-language capabilities: Expanded global selling support with translation APIs, localized URLs and sitemaps, and native translation management tools
o
Advanced promotions management: New features including promotion banners, multi-coupon stacking, bulk coupon generation and shipping method discounts

Exhibit 99.1

o
Improved catalog flexibility: Removal of unique product naming requirements to simplify catalog management
o
Advanced catalog filtering and saved views: New precision filtering by category, inventory and more lets merchants instantly surface the products that need attention and save those views for faster access every time
o
Faster checkout performance: Checkout load times reduced by one full second, delivering a measurable increase in conversion rates
o
Backorder support: New controls enabling merchants to continue selling out-of-stock items with SKU-level limits
•
In June, the Company announced that TrustRadius recognized BigCommerce with a 2026 Top Rated Award based on customer reviews and highlighting BigCommerce as a top player in the ecommerce software category.
•
In July, the Company announced BigCommerce has scored 24 out of 24 total medals in the 2026 Paradigm B2B Combines for Digital Commerce Solutions (Enterprise and Midmarket Editions) for the fourth consecutive year. BigCommerce advanced its rankings to six gold and six silver medals in Enterprise and again achieved more Gold medals in Midmarket than other platforms.
•
In July, Commerce and WP Engine, a global web enablement company providing products and solutions for websites built on WordPress, announced a strategic partnership to help high-growth, mid-market brands compete in the era of content-driven commerce.

Customer Highlights

•
Flaircraft, an Irish jewelry brand selling primarily into the U.S. market, launched a new B2B storefront, with support from Immersify for front-end build and development. They are utilising B2B Edition functionality and price lists to support U.S. and EMEA-based trade customers and a masquerade-based sales-rep ordering workflow, as well as integration with Zoho ERP via SKUPlugs.
•
SolarEdge, a global leader in solar energy technology and inverter solutions, launched a new B2C storefront, delivered by SolarEdge's in-house team with support from BigCommerce's professional services. They implemented a custom-built Stripe Embedded Checkout integration for payments and Avalara AvaTax for automated tax calculation.
•
Toni Maticevski, an iconic Australian luxury fashion brand known for its sculptural, avant-garde designs and strong presence in both local and international markets, migrated to BigCommerce on a headless Catalyst storefront, delivered by agency Web Force 5 and delivering a premium digital experience to match their elevated brand positioning.
•
Monster Notebook, a Turkish gaming laptop and desktop retailer, launched a new German B2C, headless storefront, delivered primarily by Monster Notebook's in-house development team with BigCommerce professional services support.

Q3 and 2026 Financial Outlook:

For the third quarter of 2026, we currently expect:

•
Total revenue between $82.5 million and $85.5 million.
•
Non-GAAP operating income between $3.3 million and $5.3 million.

For the full year 2026, we currently expect:

•
Total revenue between $336.5 million and $344.5 million.

Exhibit 99.1

•
Non-GAAP operating income between $28.0 million and $34.0 million.

Our third quarter and 2026 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

We do not provide guidance for GAAP income (loss) from operations, the most directly comparable GAAP measure to Non-GAAP operating income, and similarly cannot provide a reconciliation between our forecasted Non-GAAP operating income and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. We also do not provide guidance on Cash Flows from Operating Activities. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

The financial results and business highlights will be discussed on a conference call and webcast scheduled at 7:00 a.m. CT (8:00 a.m. ET) on Thursday, August 6, 2026. The conference call can be accessed by dialing (800) 715-9871 from the United States and Canada or (646) 307-1963 internationally and requesting to join the “Commerce conference call.” The live webcast of the conference call can be accessed from Commerce’s investor relations website at http://investors.commerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, August 13, 2026, a telephone replay will be available by dialing (855) 669-9658 from the United States, or (412) 317-0088 internationally with conference ID 9695111. A webcast replay will also be available at http://investors.commerce.com for 12 months.

About Commerce

Commerce (Nasdaq: CMRC) empowers businesses to innovate, grow, and thrive by providing an open, AI-driven commerce ecosystem. As the parent company of BigCommerce, Feedonomics, and Makeswift, Commerce connects the tools and systems that power growth, enabling businesses to unlock the full potential of their data, deliver seamless and personalized experiences across every channel, and adapt swiftly to an ever-changing market. Trusted by leading businesses like Coldwater Creek, Cole Haan, Dell, Harvey Nichols, King Arthur Baking Co., Mizuno, Pacsun, Perry Ellis, Skechers, SportsShoes and Uplift Desk, Commerce delivers the storefront control, optimized data, and AI-ready tools businesses need to grow, serve diverse buyers, and operate with confidence in an increasingly intelligent, multi-surface world. For more information, visit www.commerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q3 and fiscal 2026 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, the anticipated benefits and opportunities related to our 2025 realignment may not be realized or may take longer to realize than expected, our

Exhibit 99.1

ability to pay the interest and principal on our indebtedness depends upon cash flows generated by our operating performance, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Commerce.com, Inc. at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Commerce.com, Inc. assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Gross Merchandise Volume (GMV)

Gross Merchandise Volume (“GMV”) represents the total dollar value of completed checkout transactions facilitated through the Commerce platform during the reporting period, including shipping and taxes. GMV is reported on a gross basis before deducting refunds or discounts. GMV is not a measure of revenue.

Net Revenue Retention (NRR)

Net Revenue Retention (“NRR”) measures our ability to retain and expand revenue from existing customers over time. NRR is calculated by dividing total billings and allocated partner revenue from a cohort of customers during the trailing twelve-month period by the total billings and allocated partner revenue from the same customer cohort in

Exhibit 99.1

the corresponding prior-year period. NRR reflects the impact of customer expansion and contraction and excludes revenue from customers added after the prior twelve-month period.

Adjusted EBITDA

We define Adjusted EBITDA as our GAAP net income (loss), excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, restructuring charges, depreciation, gain on convertible note extinguishment, interest income, interest expense, other expense, and our provision for income taxes. Acquisition related costs include contingent compensation arrangements entered into in connection with acquisitions and achieved earnout related to an acquisition.

Restructuring charges include severance benefits, right-of-use asset impairments, lease termination gain, contract costs, accelerated depreciation, professional services costs, and other related costs.

Depreciation includes depreciation expenses related to the Company's fixed assets.

The most directly comparable GAAP measure is net income (loss).

Non-GAAP Operating Income

We define Non-GAAP operating income as our GAAP income (loss) from operations, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, and restructuring charges. The most directly comparable GAAP measure is our income (loss) from operations.

Non-GAAP Net Income

We define Non-GAAP net income as our GAAP net income (loss), excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, restructuring charges, and gain on convertible notes extinguishment. The most directly comparable GAAP measure is our net income (loss).

Non-GAAP Basic and Diluted Net Income per Share

We define Non-GAAP basic net income (loss) per share as our Non-GAAP net income, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our basic net income (loss) per share.

Free Cash Flow

We define free cash flow as net cash provided by operating activities, less purchases of capitalized internal-use software, leasehold improvements, and property and equipment, collectively referred to as capital expenditures, and cash paid for website domain name. The most directly comparable GAAP measure is net cash provided by operating activities.

BigCommerce®, the Commerce logo, and other brands are the trademarks or registered trademarks of Commerce.com Pty. Ltd. Third-party trademarks and service marks are the property of their respective owner.

Media Relations Contact Investor Relations Contact

Exhibit 99.1

Brad Hem Tyler Duncan

PR@commerce.com InvestorRelations@commerce.com

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$57,165	$44,258
Restricted cash	1,164	1,905
Marketable securities	99,159	96,838
Accounts receivable, net	51,609	49,967
Prepaid expenses and other assets, net	15,629	15,349
Deferred commissions	4,775	6,045
Total current assets	229,501	214,362
Property and equipment, net	19,487	13,983
Operating lease, right-of-use-assets	6,291	7,090
Prepaid expenses and other assets, net of current portion	6,562	6,677
Deferred commissions, net of current portion	2,762	3,466
Intangible assets, net	8,304	11,286
Goodwill	51,927	51,927
Total assets	$324,834	$308,791
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,324	$9,870
Accrued liabilities	2,621	4,787
Deferred revenue	69,759	59,576
Convertible notes	4,046	4,037
Operating lease liabilities	1,796	1,576
Other liabilities	25,785	28,340
Total current liabilities	113,331	108,186
Convertible notes, net of current portion - related party	152,494	153,012
Operating lease liabilities, net of current portion	6,172	6,892
Other liabilities, net of current portion	1,208	1,347
Total liabilities	273,205	269,437
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	687,951	680,153
Accumulated other comprehensive income	(130)	224
Accumulated deficit	(636,199)	(641,030)
Total stockholders’ equity	51,629	39,354
Total liabilities and stockholders’ equity	$324,834	$308,791

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$84,511	$84,433	$171,353	$166,803
Cost of revenue (1)	20,982	17,739	41,173	34,723
Gross profit	63,529	66,694	130,180	132,080
Operating expenses:
Sales and marketing(1)	27,510	35,071	53,706	65,437
Research and development(1)	17,674	18,310	35,707	37,516
General and administrative(1)	14,183	15,855	28,398	29,499
Amortization of intangible assets	1,453	2,520	2,982	4,855
Acquisition related costs	0	111	0	444
Restructuring charges	5	1,614	915	3,526
Total operating expenses	60,825	73,481	121,708	141,277
Income (loss) from operations	2,704	(6,787)	8,472	(9,197)
Gain on convertible note extinguishment	0	0	0	3,931
Interest income	1,231	1,171	2,401	2,471
Interest expense	(2,490)	(2,522)	(4,973)	(5,065)
Other expense	(139)	(23)	(413)	(130)
Income (loss) before provision for income taxes	1,306	(8,161)	5,487	(7,990)
Provision for income taxes	(204)	(221)	(656)	(745)
Net income (loss)	$1,102	$(8,382)	$4,831	$(8,735)
Basic net income (loss) per share	$0.01	$(0.10)	$0.06	$(0.11)
Diluted net income (loss) per share	$0.01	$(0.10)	$0.06	$(0.11)
Shares used to compute basic net income (loss) per share	82,627	80,122	82,337	79,482
Shares used to compute diluted net income (loss) per share	82,790	80,122	82,564	79,482

(1) Amounts include stock-based compensation expense and associated payroll tax costs, as follows:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cost of revenue	$412	$720	$946	$1,466
Sales and marketing	602	1,820	806	3,595
Research and development	1,367	2,740	2,869	5,782
General and administrative	1,572	2,045	3,566	1,901

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Cash flows from operating activities
Net income (loss)	$1,102	$(8,382)	$4,831	$(8,735)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	3,015	3,845	5,901	8,126
Amortization of discount on convertible notes	178	165	352	352
Amortization of premium on convertible notes	(433)	(408)	(860)	(810)
Accretion on marketable securities, net	(404)	0	(867)	0
Stock-based compensation expense	3,916	7,236	8,006	12,445
Provision for expected credit losses	1,110	1,598	1,724	2,528
Gain on convertible notes extinguishment	0	0	0	(3,931)
Changes in operating assets and liabilities:
Accounts receivable	(3,451)	(9,005)	(3,463)	(5,985)
Prepaid expenses and other assets	2,828	2,159	(111)	(2,925)
Deferred commissions	533	747	1,974	2,682
Accounts payable	824	444	(60)	1,122
Accrued and other liabilities	(5,044)	8,078	(4,144)	(59)
Deferred revenue	918	7,080	10,183	9,148
Net cash provided by operating activities	5,092	13,557	23,466	13,958
Cash flows from investing activities:
Cash paid for website domain name	0	0	0	(2,444)
Purchase of capitalized internal-use software, leasehold improvements, and property and equipment	(5,042)	(1,651)	(9,327)	(2,476)
Maturity of marketable securities	19,000	13,000	43,000	41,579
Purchase of marketable securities	(19,658)	(32,572)	(44,765)	(40,517)
Net cash used in investing activities	(5,700)	(21,223)	(11,092)	(3,858)
Cash flows from financing activities:
Proceeds from exercise of stock options	13	1,973	552	3,069
Taxes paid related to net share settlement of equity awards	(167)	(126)	(760)	(1,351)
Payment of convertible note issuance costs	0	0	0	(217)
Repayment of convertible notes and financing obligation	0	0	0	(54,528)
Net cash provided by (used in) financing activities	(154)	1,847	(208)	(53,027)
Net change in cash and cash equivalents and restricted cash	(762)	(5,819)	12,166	(42,927)
Cash and cash equivalents and restricted cash, beginning of period	59,091	53,248	46,163	90,356
Cash and cash equivalents and restricted cash, end of period	$58,329	$47,429	$58,329	$47,429
Supplemental cash flow information:
Cash paid for interest	$5	$0	$5	$0
Cash paid for interest - related party	$5,625	$0	$5,625	$5,685
Noncash investing and financing activities:
Capital additions, accrued but not paid	$624	$735	$624	$735
Right-of-use asset obtained in exchange for new operating lease liability	$0	$0	$0	$5,516

Exhibit 99.1

Commerce.com, Inc.

Disaggregation of Revenue

Disaggregated Revenue:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2026	2025	2026	2025
Subscription solutions	$63,129	$63,656	$126,804	$125,769
Partner and services	21,382	20,777	44,549	41,034
Revenue	$84,511	$84,433	$171,353	$166,803

Revenue by Geography:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2026	2025	2026	2025
Revenue:
United States	$63,755	$64,405	$129,510	$127,026
EMEA	11,103	9,889	22,447	19,854
APAC	5,869	6,118	11,815	12,043
Rest of World	3,784	4,021	7,581	7,880
Revenue	$84,511	$84,433	$171,353	$166,803

Exhibit 99.1

Commerce.com, Inc

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

(unaudited)

Reconciliation of Income (loss) from operations to Non-GAAP operating income:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,511	$84,433	$171,353	$166,803

Income (loss) from operations	$2,704	$(6,787)	$8,472	$(9,197)
Plus:
Stock-based compensation expense and associated payroll tax costs	3,953	7,325	8,187	12,744
Amortization of intangible assets	1,453	2,520	2,982	4,855
Acquisition related costs	0	111	0	444
Restructuring charges	5	1,614	915	3,526
Non-GAAP operating income	$8,115	$4,783	$20,556	$12,372
Non-GAAP operating income as a percentage of revenue	9.6%	5.7%	12.0%	7.4%

Reconciliation of net income (loss) & basic net income (loss) per share to Non-GAAP net income & Non-GAAP basic and diluted net income per share:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,511	$84,433	$171,353	$166,803

Net income (loss)	$1,102	$(8,382)	$4,831	$(8,735)
Plus:
Stock-based compensation expense and associated payroll tax costs	3,953	7,325	8,187	12,744
Amortization of intangible assets	1,453	2,520	2,982	4,855
Acquisition related costs	0	111	0	444
Restructuring charges	5	1,614	915	3,526
Gain on convertible notes extinguishment	0	0	0	(3,931)
Non-GAAP net income	$6,513	$3,188	$16,915	$8,903
Basic net income (loss) per share	$0.01	$(0.10)	$0.06	$(0.11)
Non-GAAP basic net income per share	$0.08	$0.04	$0.21	$0.11
Non-GAAP diluted net income per share	$0.08	$0.04	$0.20	$0.11
Shares used to compute basic income (loss) per share and basic Non-GAAP net income per share	82,627	80,122	82,337	79,482
Shares used to compute diluted Non-GAAP net income per share	82,790	80,988	82,564	80,660
Non-GAAP net income as a percentage of revenue	7.7%	3.8%	9.9%	5.3%

Exhibit 99.1

Reconciliation of net income (loss) to adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,511	$84,433	$171,353	$166,803

Net income (loss)	$1,102	$(8,382)	$4,831	$(8,735)
Plus:
Stock-based compensation expense and associated payroll tax costs	3,953	7,325	8,187	12,744
Amortization of intangible assets	1,453	2,520	2,982	4,855
Acquisition related costs	0	111	0	444
Restructuring charges	5	1,614	915	3,526
Depreciation	1,562	946	2,919	2,190
Gain on convertible notes extinguishment	0	0	0	(3,931)
Interest income	(1,231)	(1,171)	(2,401)	(2,471)
Interest expense	2,490	2,522	4,973	5,065
Other expenses	139	23	413	130
Provision for income taxes	204	221	656	745
Adjusted EBITDA	$9,677	$5,729	$23,475	$14,562
Adjusted EBITDA as a percentage of revenue	11.5%	6.8%	13.7%	8.7%

Reconciliation of Cost of revenue to Non-GAAP cost of revenue:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,511	$84,433	$171,353	$166,803

Cost of revenue	$20,982	$17,739	$41,173	$34,723
Less:
Stock-based compensation expense and associated payroll tax costs	412	720	946	1,466
Non-GAAP cost of revenue	$20,570	$17,019	$40,227	$33,257
As a percentage of revenue	24.3%	20.2%	23.5%	19.9%

Exhibit 99.1

Reconciliation of Sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,511	$84,433	$171,353	$166,803

Sales and marketing	$27,510	$35,071	$53,706	$65,437
Less:
Stock-based compensation expense and associated payroll tax costs	602	1,820	806	3,595
Non-GAAP sales and marketing	$26,908	$33,251	$52,900	$61,842
As a percentage of revenue	31.8%	39.4%	30.9%	37.1%

Reconciliation of Research and development expense to Non-GAAP research and development expense:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,511	$84,433	$171,353	$166,803

Research and development	$17,674	$18,310	$35,707	$37,516
Less:
Stock-based compensation expense and associated payroll tax costs	1,367	2,740	2,869	5,782
Non-GAAP research and development	$16,307	$15,570	$32,838	$31,734
As a percentage of revenue	19.3%	18.4%	19.2%	19.0%

Reconciliation of General and administrative expense to Non-GAAP general and administrative expense:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,511	$84,433	$171,353	$166,803

General and administrative	$14,183	$15,855	$28,398	$29,499
Less:
Stock-based compensation expense and associated payroll tax costs	1,572	2,045	3,566	1,901
Non-GAAP general and administrative	$12,611	$13,810	$24,832	$27,598
As a percentage of revenue	14.9%	16.4%	14.5%	16.5%

Exhibit 99.1

Reconciliation of net cash provided by operating activities to free cash flow:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(in thousands)
Net cash provided by operating activities	$5,092	$13,557	$23,466	$13,958
Cash paid for website domain name	0	0	0	(2,444)
Purchase of capitalized internal-use software, leasehold improvements, and property and equipment	(5,042)	(1,651)	(9,327)	(2,476)
Free cash flow	$50	$11,906	$14,139	$9,038

Annual revenue run-rate (ARR) as of:

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total ARR	$360,525	$359,827	$359,136	$355,716	$354,608

Gross Merchandise Volume (GMV) for the three months ended:

(in millions)	Three months ended	Sequential % Change
June 30, 2026	$8,779	6.3%
March 31, 2026	8,257	(6.7)
December 31, 2025	8,852	12.0
September 30, 2025	7,901	2.6
June 30, 2025	7,700	6.3

Net Revenue Retention (NRR) for the twelve months trailing as of:

	Trailing twelve months as of	Sequential % Change
June 30, 2026	95.8%	0.4%
March 31, 2026	95.4	0.2
December 31, 2025	95.2	0.7
September 30, 2025	94.5	0.0
June 30, 2025	94.5	(0.5)

Subscription annual revenue run-rate as of:

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Subscription ARR	$270,284	$270,191	$272,411	$268,617	$267,951